                            SCHEDULE 14C INFORMATION
                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF
                                      1934
Check Appropriate Box

/ /  Preliminary Information Statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

/X/  Definitive Information Statement

 ................................................................................
           NAME OF REGISTRANT: NICHOLAS-APPLEGATE INSTITUTIONAL FUNDS
 ................................................................................
Payment of Filing Fee (Check the appropriate box):

/X/   No fee required
/ /   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

      1)    Title of each class of securities to which transaction applies:

 ................................................................................
      2)    Aggregate number of securities to which transaction applies:
 ................................................................................
      Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
 ................................................................................
      3)    Proposed maximum aggregate value of transaction:
 ................................................................................
      4)    Total fee paid:
 ................................................................................
/ /   Fee paid previously with preliminary materials.

/ /   Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      1)    Amount Previously Paid:
 ................................................................................
      2)    Form, Schedule or Registration Statement No.:
 ................................................................................
      3)    Filing Party:
 ................................................................................
      4)    Date Filed:


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NICHOLAS-APPLEGATE INSTITUTIONAL FUNDS
600 West Broadway
San Diego, California 92101





                                                               February 25, 2000


Dear Shareholder:

      You are cordially invited to attend a special meeting of shareholders (the "Special Meeting") of the Nicholas-Applegate Institutional Funds (the "Trust") to be held on March 20, 2000 at 10:00 a.m., San Diego time, at the offices of the Trust, 600 West Broadway, 30th Floor, San Diego, California 92101. At the Special Meeting, shareholders of the Nicholas-Applegate Latin America Fund (the "Fund") will be asked to approve an amendment to the Fund's fundamental investment restrictions with respect to diversification of its portfolio investments.

      THE BOARD OF TRUSTEES BELIEVES THE PROPOSED AMENDMENT TO THE FUND'S FUNDAMENTAL INVESTMENT POLICIES WILL ALLOW THE FUND TO PURSUE A MORE REALISTIC INVESTMENT STRATEGY. ACCORDINGLY, THE TRUSTEES RECOMMEND THAT YOU VOTE "FOR" THE PROPOSAL TO CHANGE THE FUND'S FUNDAMENTAL INVESTMENT POLICIES. THE AMENDMENTS WILL BE EFFECTED WITH RESPECT TO THE FUND ONLY IF APPROVED BY A MAJORITY OF THE FUND'S OUTSTANDING SHARES VOTED IN PERSON.


      Shareholders of record of the Trust at the close of business on February 11, 2000, will be entitled to notice of and to vote at the Special Meeting or any adjournment thereof. This Information Statement is being mailed on or about February 25, 2000.


      We thank you for your attention to this matter. We look forward to seeing you at the Special Meeting so your shares may be voted at the Special Meeting. If you have any questions on voting or the proposal to be considered at the Special Meeting, please call us toll-free at 1-800-551-8643.

                                                Sincerely,



                                                Arthur E. Nicholas
                                                Chairman of the Board

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                     NICHOLAS-APPLEGATE INSTITUTIONAL FUNDS
                          600 WEST BROADWAY, 30TH FLOOR
                           SAN DIEGO, CALIFORNIA 92101
                            TELEPHONE: (800) 551-8643



                              INFORMATION STATEMENT


                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                        REQUESTED NOT TO SEND US A PROXY

I.  BACKGROUND INFORMATION

      The Fund is an open-end diversified investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"). It seeks maximum long-term capital appreciation by investing primarily in the equity securities of companies located in the Latin American countries of South America, Central American and Mexico. In pursuing this goal and principal investment strategy, the Fund operates under the following fundamental investment policy applicable to all 1940 Act diversified investment companies: with respect to 75 percent of the value of its total assets, the Fund may not purchase securities of any one issuer if as a result more than 5 percent of its total assets would be in that issuer, and the Fund will not acquire more than 10 percent of the outstanding voting securities of such issuer. This limitation is a "fundamental" investment policy that may only be changed by shareholder approval.

      Under certain market conditions, operating the Fund as a diversified investment company may diminish its ability to realize its full performance potential, as more fully explained below. Accordingly, the Fund seeks shareholder approval to change the fundamental investment policy the result of which will change the classification of the Fund from a diversified investment company to a non-diversified investment company as defined in the 1940 Act. If shareholders approve the amendment, the Fund would continue to comply with the diversification test under Subchapter M of the Internal Revenue Code. The table below sets forth the Fund's current fundamental investment policy with respect to diversification of its portfolio securities in the left hand column and the proposed investment policy in the right hand column.

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

-------------------------------------------------------------------------------------------------------------
                 EXISTING INVESTMENT POLICY                        PROPOSED INVESTMENT POLICY
With respect to 75 percent of the Fund's total       With respect to 50 percent of the Fund's total
assets the Fund will not purchase securities of      assets, the Fund may not purchase securities of any
any one issuer (other than cash, cash items, or      one issuer  (other than cash and cash items, US
securities issued or guaranteed by the government    Government securities and securities of other
of the United States or its agencies or              regulated investment companies) if as a result more
instrumentalities) if as a result more than 5        than 5 percent of the Fund's total assets would be
percent of the value of its total assets would be    invested in that issuer, and the Fund will not own
invested in the securities of that issuer, and the   more than 10 percent of the outstanding voting
Fund will not acquire more than 10 percent of the    securities of any such issuer.
outstanding voting securities of any one issuer.

---------------------------------------------------- -------------------------------------------------------

      The Latin American markets of South America, Central America and Mexico represent a small and concentrated universe of stocks in which the Investment Adviser selects portfolio investments. By way of example, 95 percent of the Fund's stock universe is concentrated in less than 90 companies with only 29 having positions representing 1 percent or greater of the Fund's benchmark index, the Morgan Stanley Capital International Latin America Index, and only 51 have positions larger than one half of one percent. These reasons combined with the small asset base of the Fund make it extremely difficult at this time for the Investment Adviser to manage the Fund for meaningful return and remain in compliance with Section 5(b)(1) of the 1940 Act.

      If shareholders approve the change in the investment policy, the principal risk in the Fund will change. Because the Fund may invest in a smaller number of issuers, the Fund will be more susceptible to any single economic, political, or regulatory or other material event affecting those issuers than in a diversified fund.

      The Fund adheres to its investment restrictions and policies at the time it makes an investment. A later change in circumstances will not require the sale of an investment if it was proper at the time it was made.

      If the required approval of the amendment to the fundamental investment policy is not obtained, the current investment policy will continue in effect and the Fund will remain sub-classified as a "diversified" investment company under the 1940 Act.


      THE TRUSTEES, INCLUDING THE INDEPENDENT TRUSTEES, OF THE FUND RECOMMEND THAT THE SHAREHOLDERS OF THE FUND VOTE "FOR" THE PROPOSAL TO AMEND THE FUND'S FUNDAMENTAL INVESTMENT POLICIES.

II.  VOTE REQUIRED

      Approval of the amendment will require a majority vote of the outstanding voting securities of the Fund, as defined in the Investment Company Act of 1940: the lesser of (A) 67 percent or more of the voting securities present at such meeting, if the holders of more than 50 percent of the outstanding voting securities are present or represented by proxy; (B) more than 50 percent of the outstanding voting securities of the Fund. Mr. Nicholas, the Chairman of the Board, intends to vote his shares in favor of the proposal.


III.  OUTSTANDING SHARES

      As of the Record Date, the Fund had total assets of $5,019,715 with 250,468.74 shares outstanding.


      On the Record Date, Arthur E. Nicholas, Chairman of the Board of Trustees of the Trust owned 241,216.506 shares representing 96.30 percent of the outstanding shares of the Fund.


IV. OTHER MATTERS

      At the time of the preparation of this Information Statement, management knows of no other matters that may properly be, or which are likely to be, brought before the Special Meeting.


INVESTMENT ADVISER
     Nicholas-Applegate Capital Management
     600 West Broadway, 29th Floor
     San Diego, California 92101


DISTRIBUTOR
     Nicholas-Applegate Securities
     600 West Broadway, 30th Floor
     San Diego, California 92101


ADMINISTRATOR
     Brown Brothers Harriman & Co.
     40 Water Street
     Boston, Massachusetts 02109